Exhibit 10.2

                                    GUARANTY


     GUARANTY dated as of October 11, 2005 (this "Guaranty"), by each of GameStop Corp., a Delaware corporation, GameStop Holdings Corp., a Delaware corporation, GameStop, Inc., a Minnesota corporation, GameStop.Com, Inc., a Delaware corporation, Sunrise Publications, Inc., a Minnesota corporation, Marketing Control Services, Inc., a Virginia corporation, GameStop Brands, Inc., a Delaware corporation, GameStop of Texas (GP), LLC, a Delaware limited liability company, GameStop (LP), LLC, a Delaware limited liability company, GameStop Texas LP, a Texas limited partnership, Electronic Boutique Holdings Corp., a Delaware corporation, EB Investment Corp., a Delaware corporation, EB Catalog Company, Inc., a Nevada corporation, EB Games Customer Service, Inc., an Ohio corporation, ELBO Inc., a Delaware corporation, EB Finance Inc., a Delaware corporation, EB Specialty Services, Inc., a Delaware corporation, Electronics Boutique of America Inc., a Pennsylvania corporation, EB Sadsbury Second, LLC, a Delaware limited liability company, EB Sadsbury General Partner, LP, a Delaware limited partnership, EB Sadsbury Property Holding, LP, a Delaware limited partnership, and EB International Holdings, Inc., a Delaware corporation (each such Person, individually, a "Guarantor" and collectively, the "Guarantors") in favor of (a) BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent" and, in its capacity as both Administrative Agent and Collateral Agent, the "Agent" or "Agents") for the Secured Parties, (b) BANK OF AMERICA, N.A. and CITICORP NORTH AMERICA, INC., as Issuing Banks, (c) the Lenders party to the Credit Agreement, and (d) the other Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement (referred to below).


                               W I T N E S S E T H


     WHEREAS, the Guarantors have entered into a certain Credit Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the "Credit Agreement") by and among (i) the Guarantors,
(ii) the Lenders named therein, (iii) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, (iv) Citicorp North America, Inc., as Syndication Agent, (v) Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Documentation Agent, (vi) Bank of America, N.A. and Citicorp North America, Inc., as Issuing Banks, and (vii) Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Joint Lead Arrangers and Joint Lead Bookrunners, pursuant to which Credit Agreement the Lenders have agreed to make Loans to the Guarantors, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Guarantors, upon the terms and subject to the conditions specified in, the Credit Agreement; and

     WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Guarantors of a Guaranty in the form hereof.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Agent hereby agree as follows:

1. Guaranty. Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance (whether at the stated maturity, by acceleration or otherwise) by each of the other Guarantors of all Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guaranty notwithstanding any extension or renewal of any Obligation. The liabilities of each Guarantor hereunder are joint and several.

2. Obligations Not Affected. To the fullest extent permitted by Applicable Law, each Guarantor waives presentment to, demand of payment from and protest to any other Guarantor of any of the Obligations, and also waives notice of acceptance of the Guaranty and notice of protest for nonpayment. To the fullest extent permitted by Applicable Law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise,
     (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guaranty, any other Loan Document or any other agreement, with respect to any particular Guarantor under the Credit Agreement, (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Agent or any other Secured Party, (d) the failure to provide notice of any Default or Event of Default, of any inability to enforce the Obligations or any provisions of the Loan Documents, or any rights against any Collateral, (e) any act or omission on the part of the Agent which may impair or prejudice any rights of such other Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from any Guarantor or other Person, or otherwise operate as a deemed release or discharge of any Guarantor as a matter of law or equity,
     (f) any statute of limitations or other rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal, (g) any "single action" or "anti-deficiency" law which would otherwise prevent the Agent from bringing any action, including any claim for a deficiency, against such Guarantor before or after the Agent's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agent, and (h) any act or failure to act on the part of any other Guarantor, or by noncompliance by the Guarantors with the terms, provisions and covenants of any Loan Document, regardless of any knowledge thereof which the Agent may be charged; and each Guarantor waives all demands and notices of every kind with respect to the foregoing. To the extent not referred to above, each Guarantor waives (a) all defenses (other than payment) which the Guarantors may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor and (b) any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the payment in full in cash of all the Obligations.

3. Security. Each of the Guarantors authorizes the Agent and each of the other Secured Parties to (a) take and hold security for the payment of the Guaranty and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees or other obligors.

4. Guaranty of Payment. Each of the Guarantors further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any of the Collateral or other security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of any other Guarantor or any other Person or to any other guarantor of all or part of the Obligations.

5. No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

6. Agent's Power to Waive, Etc. Each Guarantor grants to the Agent full power in its sole discretion, without notice to or consent of such Guarantor (such notice and consent being expressly waived to the fullest extent permitted by applicable law), and without in any way affecting the liability of such Guarantor hereunder:

     a. to waive compliance with, any Default or Event of Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, any of the Loan Documents, the Collateral, the Obligations or any guaranty thereof (each as from time to time in effect);

     b. to grant any extensions of the Obligations, and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any other Person in respect of the Obligations, whether or not rights against any Guarantor hereunder are reserved in connection therewith;

     c. to take security in any form for the Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Collateral whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guaranties of the Obligations and to proceed against any of the Collateral or such guaranties in any order;

     d. to collect or liquidate or realize upon any of the Obligations or the Collateral in any manner or to refrain from taking any such action; and

     e. to extend credit under any of the Loan Documents, or otherwise, in such amount and on such terms as the Agent may determine in its sole discretion, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise, on an individual or Consolidated basis) may have deteriorated since the date hereof.

7. Certain Guarantor Representations. Each Guarantor represents, as to itself, as of the date hereof that:

     a. it is in the best interest of such Guarantor, is consistent with the purposes for which such Guarantor was organized as an integral part of the business conducted and proposed to be conducted by the Borrower Affiliated Group, and is reasonably necessary and convenient to the conduct of such business, to induce the Agent and the Lenders to enter into the Credit Agreement and to extend credit to the Guarantors by undertaking the obligations set forth in this Guaranty;

     b. the business of such Guarantor benefits from the successful performance of the business of each other Guarantor and each other member of the Borrower Affiliated Group, and the Borrower Affiliated Group as a whole; the failure of any member of the Borrower Affiliated Group to cooperate with all other members of the Borrower Affiliated Group in the conduct of their respective businesses is reasonably likely to have an adverse impact on the business of each other member of the Borrower Affiliated Group; and the failure of any member of the Borrower Affiliated Group to associate or cooperate with all other members of the Borrower

          Affiliated Group is reasonably likely to impair the goodwill of the Borrower Affiliated Group as a whole;

     c. the credit to be made available by the Lenders under the Loan Documents will directly or indirectly inure to such Guarantor's benefit;

     d. by virtue of the foregoing such Guarantor is receiving at least reasonably equivalent value from the Agent and the Lenders for its guaranty hereunder; and

     e.   such Guarantor is Solvent.

8. Defenses of Guarantors Waived. The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Guarantor, or exercise any other right or remedy available to them against any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to, and to the extent permitted by, Applicable Law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Guarantor or any security.

9. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agents or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Guarantor or any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will forthwith pay, or cause to be paid, to the Agents or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to an Agent or any other Secured Party as provided above, all rights of such Guarantor against any other Guarantor or any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of any Guarantor or any other Borrower now or hereafter held by any other Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of all of the Obligations. After the occurrence of Default or an Event of Default, none of the Guarantors will demand, sue for, or otherwise attempt to collect any such indebtedness until payment in full in cash of the Obligations, termination of Lenders' obligations to make Loans and termination of the Issuing Banks' obligation to issue Letters of Credit under the Credit Agreement. If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Guarantor or any other Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

10. Limitation on Guaranty of Obligations. In any action or proceeding with respect to any Guarantor involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under
     Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each other Guarantor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

12. Termination. The Guaranty (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash, the Commitments have been terminated under the Credit Agreement, the Letter of Credit Outstandings have been reduced to zero, or fully cash collateralized in a manner satisfactory to the Issuing Banks and the Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any other Guarantor or any Borrower or otherwise. Not later than five days after receipt of notice from the Agent, the Guarantors shall pay to the Agent an amount equal to the amount of such repayment or return for which the Agent or the Banks have so become liable. Payments hereunder by the Guarantors may be required by the Agent on any number of occasions.

13. Costs of Enforcement. The Guarantors will pay on demand (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and any outside consultants for the Agents, in connection with the preparation and administration of this Guaranty or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Banks or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Issuing Banks or any Lender, in connection with the enforcement or protection of the rights of the Agents, the Issuing Banks or any Lender in connection with the Loan Documents, including their rights under this Guaranty; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders.

14. Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Guaranty shall bind and inure to the benefit of each party hereto and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void). This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

15. Waivers; Amendment. (a) The rights, remedies, powers, privileges, and discretions of the Agents hereunder and under Applicable Law (herein, the "Agents' Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agents in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agents of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agents and any Person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by the Agents of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agents and the Guarantor or Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement.

16. Copies and Facsimiles. This instrument and all documents which have been or may be hereinafter furnished by the Guarantors to any of the Agents may be reproduced by the Agents by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

17. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

18. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

19. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty or any other Loan Document shall be considered to have been relied upon by the Agents and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Banks and the Agent, and as long as the Commitments have not expired or terminated.

     (b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

20. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty by telecopy shall be as effective as delivery of a manually executed counterpart hereof.

21. Jurisdiction; Consent to Service of Process. (a) Each of the Guarantors agrees that any suit for the enforcement of this Guaranty or any other Loan Document may be brought in any court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each Guarantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum..

     (b) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

22. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

23. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Guarantors against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such

     Lender shall have made any demand under this Guaranty and although such obligations may be unmatured and regardless of the adequacy of the Collateral. The rights of each Lender under this Section 23 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty under seal as of the day and year first above written.

                                   GUARANTORS:

                                   GAMESTOP CORP.
                                   GAMESTOP HOLDINGS CORP.
                                   GAMESTOP, INC.
                                   SUNRISE PUBLICATIONS, INC.
                                   ELECTRONICS BOUTIQUE HOLDINGS CORP.
                                   EB INVESTMENT CORP.
                                   EB CATALOG COMPANY, INC.
                                   EB GAMES CUSTOMER SERVICE, INC.
                                   ELBO INC.
                                   EB FINANCE INC.
                                   EB SPECIALTY SERVICES, INC.
                                   ELECTRONICS BOUTIQUE OF AMERICA INC.
                                   EB SADSBURY SECOND, LLC
                                   EB SADSBURY GENERAL PARTNER, LP
                                   EB SADSBURY PROPERTY HOLDING, LP
                                   EB INTERNATIONAL HOLDINGS, Inc.
                                   as Borrowers

                                   By: /s/ David W. Carlson
                                      --------------------------
                                   Name: David W. Carlson
                                   Title:   Executive Vice President and Chief
                                            Financial Officer

                                   GAMESTOP.COM, INC.
                                   MARKETING CONTROL SERVICES, INC.
                                   GAMESTOP BRANDS, INC.
                                   GAMESTOP (LP), LLC
                                   as Borrowers


                                   By:/s/ David W. Carlson
                                      ---------------------------
                                   Name:  David W. Carlson
                                   Title: Authorized Signatory



                                   GAMESTOP OF TEXAS (GP), LLC
                                   as Borrower

                                   By: GameStop, Inc.

                                   By:/s/ David W. Carlson
                                      --------------------------
                                   Name:  David W. Carlson
                                   Title: Executive Vice President and Chief
                                          Financial Officer


                                   GAMESTOP TEXAS LP
                                   as Borrower

                                   By: GameStop of Texas (GP), LLC, its general
                                   partner


                                   By: GameStop, Inc.

                                   By:/s/ David W. Carlson
                                      -------------------------
                                   Name: David W. Carlson
                                   Title: Executive Vice President and Chief
                                   Financial Officer